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                                                                   EXHIBIT 10.26




                           UNUMPROVIDENT CORPORATION
                           SUPPLEMENTAL PENSION PLAN

               As Amended and Restated Effective January 1, 2000
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                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I      Definitions..................................................  1

ARTICLE II     Supplemental Plan Benefits...................................  3
     2.1       Eligibility..................................................  3
     2.2       Amount of Benefit............................................  3
     2.3       Pre-Retirement Death Benefit.................................  3

ARTICLE III    Distributions................................................  3
     3.1       Form and Time................................................  3
     3.2       Distributions Upon Death.....................................  3
     3.3       Limitations Upon Distributions...............................  4
     3.4       Consent of Committee.........................................  4

ARTICLE IV     Administration...............................................  4
     4.1       Administrative Committee.....................................  4
     4.2       Action By Committee..........................................  4
     4.3       Delegation...................................................  4
     4.4       Claims Procedures............................................  5
     4.5       Indemnification..............................................  5

ARTICLE V      Miscellaneous................................................  6
     5.1       Amendment and Termination of Plan............................  6
     5.2       Employee Status..............................................  6
     5.3       Funding......................................................  6
     5.4       Actuarial Equivalence........................................  6
     5.5       Assignment...................................................  6
     5.6       Taxes........................................................  6
     5.7       Plan Documents...............................................  6
     5.8       Governing Law................................................  6

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                           UNUMPROVIDENT CORPORATION
                           SUPPLEMENTAL PENSION PLAN

                                    Preamble

     The UnumProvident Corporation Supplemental Pension Plan (the "Plan") set forth herein is effective generally January 1, 2000. The Plan is a continuation of the UNUM Corporation Supplemental Lifecycle Plan, which was originally adopted effective January 1, 1983, and was last amended and restated effective January 1, 1997.

     The primary purpose of the Plan is to establish a competitive level of retirement income for designated executives of UnumProvident Corporation and its affiliated companies, by providing pension benefits that may not be provided under the UnumProvident Corporation Pension Equity Plan by reason of limitations imposed by the Internal Revenue Code of 1986, as amended. Participation in the Plan is limited to a select group of management or highly compensated employees within the meaning of the Employee Retirement Income Security Act of 1974, as amended.

                                   ARTICLE I
                                  Definitions

     1.1 "Affiliate" means any corporation that is an affiliate of the Company as defined in the Qualified Plan.

     1.2 "Board" or "Board of Directors" means the Board of Directors of the Company, or any person or persons to whom the Board delegates all or part of its authority under this Plan.

     1.3 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     1.4 "Committee" means the Compensation Committee of the Board of Directors, or any other committee which shall be appointed by and serve at the discretion of the Board to administer the Plan.

     1.5  "Company" means UnumProvident Corporation.

     1.6 "Earnings" means a Participant's earnings as defined in the Qualified Plan, except that Earnings shall be determined without regard to the limit on the amount of compensation that may be taken into account under Code Section 401(a)(17), plus amounts deferred by the Participant under any nonqualified deferred compensation plan of the Company or a Participating Affiliate.

     1.7 "Effective Date" means January 1, 2000, except as may be otherwise indicated herein. The rights and benefits, if any, of a Participant who terminated employment before January 1, 2000, shall be determined in accordance with the provisions of the Plan in effect on the date his or her employment terminated.
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     1.8  "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended from time to time.

     1.9 "Participant" for a Plan Year means a participant in the Qualified Plan who either:

          (a) has Earnings for the Plan Year that exceed the amount of compensation that may be taken into account under Code Section 401(a)(17);

          (b) accrues a benefit for the Plan Year that is limited by Code
Section 415 or 416;

          (c) is a participant in any other nonqualified deferred compensation plan of the Company or a Participating Affiliate for the Plan Year and is (i) an employee who is a director or above with an annual base salary of $100,000 or more, or (ii) a field employee who is a manager, assistant manager or regional vice president and who has an annual draw of $100,000 or more. The dollar limit in the preceding sentence shall be adjusted at the same time and in the same manner as the dollar limit under Code Section 415(d).

     Each Participant shall remain an active Participant under the Plan until the earliest of the following dates:

          (a) the date of his or her retirement under the Qualified Plan, death, or other termination of employment; or

          (b) the date on which he or she ceases to be a Participant described in the first sentence of this Section or otherwise ceases to be a member of a select group of highly compensated and management employees within the meaning of ERISA.

     1.10 "Participating Affiliate" means each Affiliate of the Company except an Affiliate that has elected by appropriate corporate action not to participate in the Plan.

     1.11 "Plan" means the UnumProvident Corporation Supplemental Pension Equity Plan as set forth herein and as amended from time to time hereafter.

     1.12 "Qualified Plan" means the UnumProvident Corporation Pension Equity Plan, as amended and restated effective January 1, 2000, and as amended from time to time thereafter.

     1.13 "Qualified Plan Benefit" means a Participant's accrued retirement benefit under the Qualified Plan.

     1.14 "Supplemental Plan Benefit" means the benefit payable to or on account of a Participant from this Plan under Article II.

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                                   ARTICLE II
                           Supplemental Plan Benefits

     2.1  Eligibility.

          (a) A Participant shall become eligible to receive a Supplemental Plan Benefit as of the same date on which he or she receives or begins to receive payment of his or her Qualified Plan Benefit, provided that the Participant is then fully vested in the Qualified Plan Benefit. The amount of such benefit shall be determined in accordance with Section 2.2.

          (b) If a Participant who is fully vested in his or her Qualified Plan Benefit dies prior to the termination of his or her employment with the Company and its Affiliates, and is survived by a spouse, then a death benefit shall be payable with respect to the Participant in accordance with Section 2.3. If a Participant dies after retirement benefits commence, then a death benefit shall be payable with respect to such Participant only to the extent provided by the form in which such benefit is being paid.

     2.2 Amount of Benefit. The amount of a Participant's Supplemental Plan Benefit shall be equal to the difference between (a) the amount that would be the Participant's Qualified Plan Benefit if such benefit were determined on the basis of Earnings under this Plan and without regard to any Qualified Plan provisions incorporating the limits of Code Sections 415 or 416, and (b) the amount of the Qualified Plan Benefit actually payable to the Participant.

     2.3 Pre-Retirement Death Benefit. The amount of the monthly pre-retirement death benefit payable to a Participant's surviving spouse shall be determined in the same manner in which the Participant's pre-retirement survivor annuity, if any, is determined under the Qualified Plan, based on the amount of retirement benefit that would have been payable to the Participant under Section 2.2 if the Participant survived to retirement.

                                  ARTICLE III
                                 Distributions

     3.1 Form and Time. Subject at all times to the consent of the Committee, a Participant's Supplemental Plan Benefit shall be or shall commence to be distributed to the Participant (or to the Participant's surviving spouse or designated beneficiary, as the case may be) at the same time, in the same manner, and in the same normal or optional form as the Participant shall elect with respect to the payment of his or her Qualified Plan Benefit.

     3.2 Distributions Upon Death. In the event of a Participant's death before payment or commencement of payment of his or her Supplemental Plan Benefit, the pre-retirement death benefit, if any, payable with respect to the Participant's Supplemental Plan Benefit shall be or shall commence to be distributed to the Participant's surviving spouse at the same time, in the same manner, and in the same normal or optional form as the surviving spouse shall elect with respect to the payment of the pre-retirement survivor annuity under the Qualified Plan.

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     3.3  Limitations Upon Distributions.

          (a) In the event that a Participant, or his or her surviving spouse or designated beneficiary, as the case may be, elects that the Participant's Qualified Plan Benefit shall be paid in the form of a "direct rollover distribution" within the meaning of Code Section 401(a)(31), the Participant's Supplemental Plan Benefit shall be distributed to the Participant (or surviving spouse or designated beneficiary) in a lump sum.

          (b) In the event that the monthly amount of the Qualified Plan Benefit actually payable to or on account of a Participant is subject to adjustment from time to time under the terms of such plan, the monthly amount of the Supplemental Plan Benefit payable to or on account of such Participant shall be adjusted correspondingly pursuant to Section 2.2.

          (c) Under no circumstances shall a Supplemental Plan Benefit be paid except on account of a Participant's retirement, death, disability, or other termination of employment under the Qualified Plan.

     3.4 Consent of Committee. Notwithstanding any other provision of the Plan to the contrary, every distribution under the Plan shall be subject at all times to the consent of the Committee. The Committee may require a claimant for a distribution hereunder to furnish such information as it may reasonably request, and may delay the commencement of a distribution, if necessary, until such information is made available.

                                   ARTICLE IV
                                 Administration

     4.1 Administrative Committee. The Committee shall have complete discretionary authority to control and manage the operation and administration of the Plan and to construe Plan provisions. Subject to the provisions of the Plan, the Committee from time to time may establish rules for the administration and interpretation of the Plan. The final determination of the Committee as to any disputed questions shall be conclusive and binding upon all parties. All actions, decisions and interpretations of the Committee in administering the Plan shall be made in a uniform and nondiscriminatory manner.

     4.2 Action By Committee. A majority of the Committee shall constitute a quorum, and an action of the majority present at any meeting shall be deemed the action of the Committee. Any member of the Committee may participate in a meeting of the Committee through conference telephone or similar communications equipment by means of which all individuals participating in the meeting can hear each other. Any action of the Committee may be taken without a meeting if all members of the Committee sign written consents setting forth the action taken or to be taken, at any time before or after the intended effective date of such action.

     4.3 Delegation. The Committee may authorize one or more of its members to execute or deliver any instrument, make any payment or perform any other act which the Plan authorizes or requires the Committee to do. The Committee may employ counsel and other agents, may

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delegate ministerial duties to such agents or to employees of the Company and may procure such clerical, accounting, actuarial, consulting and other services as it may require in carrying out the provisions of the Plan.

     4.4 Claims Procedure. If an application for a benefit ("claim") is denied by the Committee, the Committee shall give written notice of such denial to the applicant, by certified or registered mail, within ninety (90) days after the claim was filed with the Committee; provided, however, that such 90-day period may be extended to one hundred eighty (180) days by the Committee if it determines that special circumstances exist which require an extension of the time required for processing the claim. Such denial shall set forth:

          (a) the specific reason or reasons for the denial;

          (b) the specific Plan provisions on which the denial is based;

          (c) any additional material or information necessary for the applicant to perfect the claim and an explanation of why such material or information is necessary; and

          (d) an explanation of the Plan's claim review procedure.

Following receipt of such denial, the applicant or his or her duly authorized representative may:

          (aa) request a review of the denial by filing a written application for review with the Committee within sixty (60) days after receipt by the applicant of such denial;

          (bb) review documents pertinent to the claim at such reasonable time and location as shall be mutually agreeable to the applicant and the Committee; and

          (cc) submit issues and comments in writing to the Committee relating to its review of the claim.

     The Committee shall, after consideration of the application for review, render a decision and shall give written notice thereof to the applicant, by certified or registered mail, within sixty (60) days after receipt by the Committee of the application for review; provided, however, that such 60-day period may be extended to one hundred twenty (120) days by the Committee if it determines that special circumstances exist which require an extension of the time required for processing the application for review. Such notice shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

     4.5 Indemnification. The Company and the Participating Affiliates shall indemnify and hold harmless each member of the Committee against all expenses and liabilities arising out of his or her acts or omissions with respect to the Plan, provided such member would be entitled to indemnification pursuant to the bylaws of the Company or the affected Participating Affiliate, as the case may be.

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                                   ARTICLE V
                                 Miscellaneous

     5.1 Amendment and Termination of Plan. The Board may at any time, in its sole discretion, terminate this Plan or amend the Plan in whole or in part. No such termination or amendment shall affect the right of any Participant or his or her spouse or designated beneficiary to receive a benefit under the terms of this Plan on the date immediately preceding such termination or amendment.

     5.2 Employee Status. Nothing contained herein shall confer upon any Participant the right to be retained in the service of the Company and its Affiliates or any other right not expressly provided for herein, nor shall the existence of this Plan impair the right of the Company and its Affiliates to discharge or otherwise deal with a Participant.

     5.3 Funding. This Plan is unfunded for purposes of the Code and Title I of ERISA and is not intended to meet the requirements of Code Section 401(a). The Plan constitutes a mere promise by the Company and the Participating Affiliates to pay benefits in the future, and a Participant hereunder shall have no greater rights than a general, unsecured creditor of the Company and the Participating Affiliates. The Company and each Participating Affiliate shall be solely responsible for the payment of benefits with respect to its own employees who are Participants in the Plan.

     5.4 Actuarial Equivalence. Actuarial equivalence of the aggregate amounts expected to be received under different forms of benefit payment shall be determined in accordance with the actuarial assumptions specified in the Qualified Plan.

     5.5 Assignment. To the maximum extent permitted by law, no benefit under this Plan shall be assignable or subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, attachment, or encumbrance of any kind.

     5.6 Taxes. Any and all taxes that may be due and owing with respect to any payment under the Plan shall be the sole responsibility of the persons to whom and for whose benefit such payment is made, provided, however, that the Company shall withhold from any amount payable under the Plan all amounts that are required by law to be withheld.

     5.7 Plan Documents. Each Participant shall receive a copy of this Plan or a summary of its material provisions, and the Committee shall make available for inspection by the Participant a copy of any rules and regulations adopted by the Committee in administering the Plan.

     5.8 Governing Law. This Plan is established under and shall be construed according to the laws of the State of Tennessee, except to the extent such laws may be preempted by ERISA.

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     IN WITNESS WHEREOF, UnumProvident Corporation has caused this document to be executed by its duly authorized officer on this 28th day of March 2001, to be effective as of January 1, 2000.

WITNESS:                                     UNUMPROVIDENT CORPORATION


--------------------------------             ---------------------------------
                                             By: F. Dean Copeland
                                             Its: Executive Vice President, and
                                                  General Counsel

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